Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-144132) on Form S-8 of FNB United Corp. of our report dated June 24, 2011, appearing in this Annual Report on Form 11-K of the FNB Retirement/Savings Plus Benefit Plan for the year ended December 31, 2010.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 24, 2011